UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2017

iRhythm Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0001-37918	20-8149544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 Townsend Street, Suite 500

San Francisco, California 94103

(Address of principal executive office) (Zip Code)

(415) 632-5700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2017, the Board of Directors (the “Board”) of iRhythm Technologies, Inc. (the “Company”), upon recommendation of its Compensation Committee (the “Committee”) and in consultation with the Company’s independent compensation consultant, Compensia, Inc., approved various compensation arrangements for Kevin M. King, the Company’s President and Chief Executive Officer, Matthew C. Garrett, the Company’s Chief Financial Officer, and Derrick Sung, the Company’s Executive Vice President, Strategy and Corporate Development.

The Committee approved new base salary and bonus opportunity targets for fiscal year 2017 for these three named executive officers.  The table below sets forth the annual base salary and annual target bonus for these executives that will be effective on March 1, 2017 for fiscal year 2017. The bonus amounts will be determined based upon achievement of a mix of Company and individual performance objectives pursuant to the Company’s Executive Incentive Compensation Plan, which was filed with the Securities and Exchange Commission as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 on October 7, 2016.

Name	Annual Base Salary for Fiscal Year 2017	Annual Target Bonus for Fiscal Year 2017
Kevin M. King	$550,000	$467,500
Matthew C. Garrett.	$325,500	$146,475
Derrick Sung	$300,000	$105,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IRHYTHM TECHNOLOGIES, INC.

Date: February 21, 2017	By:	/s/ Kevin M. King
Kevin M. King
Chief Executive Officer